Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of Freight App, Inc. and Subsidiary, included herein in this Annual Report on Amendment No.1 to Form 20-F.

Melville, NY

July 20, 2022

An Independent Member of Urbach Hacker Young International